SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  September 29, 2006

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry Into a Material Definitive Agreement

On September 29, 2006, PSB Holdings, Inc. (“PSB”) and David A Svacina, Vice President of PSB and Senior Vice President of PSB’s bank subsidiary, Peoples State Bank, agreed that, as permitted under his employment agreement, the term of the agreement would no longer automatically extend on a monthly basis and that the expiration date of that agreement would therefore be October 31, 2009.  PSB and Mr. Svacina also agreed that Mr. Svacina will now participate in the Incentive Deferred Bonus Plan on a pro rata basis for the remainder of 2006 and that his participation in the incentive contribution portion of the Executive Deferred Compensation Plan will cease.  The Incentive Deferred Bonus Plan provides for a PSB contribution of 10% of salary if net income targets are achieved by the Bank.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Agreement between PSB Holdings, Inc. and David A. Svacina dated September 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  September 29, 2006

By:

SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated September 29, 2006

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

99.1

Agreement between PSB Holdings, Inc. and David A. Svacina dated September 29, 2006.